EXHIBIT 99.2

[Form of Mueller Water Products, Inc. 2006 Stock Incentive Plan Restricted Stock Unit Award Agreement]

Mueller Water Products, Inc.
2006 Stock Incentive Plan
Restricted Stock Unit Award Agreement

THIS AGREEMENT, effective as of the Date of Grant set forth below, represents a grant of restricted stock units (“RSUs”) by Mueller Water Products, Inc., a Delaware corporation (the “Company”), to the Participant named below, pursuant to the provisions of the Mueller Water Products, Inc. 2006 Stock Incentive Plan (the “Plan”). You have been selected to receive a grant of RSUs pursuant to the Plan, as specified below.

The Plan provides a complete description of the terms and conditions governing the grant of RSUs.  If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement.  All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein.

Participant: «FirstName» «MI» «LastName»

Date of Grant: << date>>

Number of RSUs Granted: «RSU      Shares»

Purchase Price: None

[If applicable][Annual Share Price Targets:]

First Anniversary	$
Second Anniversary	$
Third Anniversary	$
Fourth Anniversary	$
Fifth Anniversary	$
Sixth Anniversary	$
Seventh Anniversary	$

The parties hereto agree as follows:

1.              Service with the Company.  Except as may otherwise be provided in Section 6, the RSUs granted hereunder are granted on the condition that the Participant remains in the Continuous Service of the Company or its Affiliates from the Date of Grant through (and including) the vesting date, as set forth in Section 2 (referred to herein as the “Period of Restriction”).

This grant of RSUs shall not confer any right to the Participant (or any other Participant) to be granted RSUs or other Stock Awards in the future under the Plan.

2.              Vesting.   RSUs shall vest one hundred percent (100%) at the end of the              anniversary following the Date of Grant[; provided, however, if the predetermined Annual Share Price Targets (as set forth above) are achieved and the Participant’s Continuous Service is not terminated, the vesting of the RSUs shall accelerate as follows:

(a)                                               percent (      %) of the total number of RSUs granted shall vest on the            anniversary of the Date of Grant (i.e., the Participant’s Continuous Service must not have terminated prior to such date and the Company’s Common Stock must achieve the Annual Share Price Target in order to vest) if the closing price of the Company’s stock is at least equal to          dollars and              cents ($          ) for any period of sixty (60) consecutive calendar days during the calendar year preceding the first anniversary.] [If applicable]

3.              Timing of Payout.  At the time that an RSU vests, one share of the Company’s Common Stock shall be issuable for each RSU that vests on such date, subject to the terms and provisions of the Plan and this Agreement.  Payout of all RSUs shall occur as soon as administratively feasible after vesting (subject to the Particpant’s satisfaction of any required tax or other withholding obligations), unless a Participant elects to defer the payout of RSUs upon vesting by completing in writing and returning to the Company an irrevocable deferral election form within thirty (30) days after the Date of Grant.  Any fractional RSU remaining after this Stock Award is fully vested shall be discarded and shall not be converted into a fractional share.

4.              Form of Payout.  Vested RSUs will be paid out solely in the form of shares of stock of the Company.

5.              Voting Rights and Dividends.  Until such time as the RSUs are paid out in shares of Company stock, the Participant shall not have voting rights.  Further, no dividends shall be paid on any RSUs.

6.              Termination of Continuous Service.  In the event of the termination of the Participant’s Continuous Service for any reason during the Period of Restriction, all RSUs held by the Participant under this Agreement at the time of the termination of his or her Continuous Service and still subject to the Period of Restriction shall be forfeited by the Participant to the Company.  However, the Committee may, in its sole discretion, vest all or any portion of the RSUs held by the Participant under this Agreement.  For all previously vested RSUs that have been properly deferred under this Agreement, payout shall occur upon the earlier to occur of (a) the elected deferred vesting date, (b) the six (6) month anniversary of termination date if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), or (c) the date of the termination of the Participant’s Continuous Service for any reason[, other than a termination for Cause.

7.              Change of Control.  Notwithstanding anything to the contrary in this Agreement, in the event of a Change of Control of the Company during the Period of Restriction and prior to the termination of the Participant’s Continuous Service, the Period of Restriction imposed on the RSUs under this Agreement shall immediately lapse, with all such RSUs becoming fully vested and payable, subject to Applicable Law and the terms of any effective deferral election form previously filed by the Participant with respect to the RSUs.

8.              Restrictions on Transfer.  RSUs granted pursuant to this Agreement may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated (a “Transfer”), other than by will or by the laws of descent and distribution, except as provided in the Plan.  If any Transfer, whether voluntary or involuntary, of RSUs is made, or if any attachment, execution, garnishment, or lien shall be issued against or placed upon the RSUs, the Participant’s right to such RSUs shall be immediately forfeited by the Participant to the Company, and this Agreement shall lapse.  Any shares of stock of the Company received upon payout of the RSUs may be transferred only in accordance with the terms of the Plan, the Company’s policies on trading in the Company’s securities, and Applicable Law,

9.              Recapitalization.  In the event of any change in the capitalization of the Company such as a stock split or a corporate transaction such as any merger, consolidation, separation, or otherwise, the number and class of RSUs subject to this Agreement may be equitably adjusted by the Committee, in its sole discretion, to prevent dilution or enlargement of rights in accordance with Article XII of the Plan.

10.       Beneficiary Designation.  The Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Agreement is to be paid in case of his or her death before he or she receives any or all of such benefit.  Each such designation shall revoke all prior designations by the Participant with respect to the rights under this Agreement, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

11.       Continuation of Service.  This Agreement shall not confer upon the Participant any right to continue in the service of the Company or its Affiliates, nor shall this Agreement interfere in any way with the Company’s or its Affiliates’ right to terminate the Participant’s Continuous Service at any time.

12.       Miscellaneous.

(a)                                  This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes in its entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.  This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan.  The Committee shall have the right to impose such restrictions on any shares acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares.  It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

(b)                                 The Committee may terminate, amend, or modify the Plan as set forth in the Plan.

(c)                                  The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold and sell shares having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum amount required to be withheld.

The Company shall have the power and the right to deduct or withhold from the Participant’s compensation, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation), domestic or foreign, required by law to be withheld with respect to this Stock Award.

(d)                                 The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

(e)                                  This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(f)                                    All obligations of the Company under the Plan and this Agreement, with respect to the RSUs, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)                                 To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware.

(h)                                 By accepting the grant of this Stock Award, the Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with the first underwritten registration of the offering of any equity securities of the Company under the Securities Act (and/or any underwritten registration of any securities of the Company prior to that time), require that the Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by the Participant, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act.  The Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Company may impose stop transfer instructions with respect to shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Date of Grant.

Mueller Water Products, Inc.

By:
[Title]

ATTEST:

Participant